UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2018 (May 9, 2018)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

 (Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 9, 2018, Tronox Limited (the “Company” or “Tronox”) and Advanced Metal Industries Cluster Company Limited (“AMIC”) entered into an Option Agreement (the “Option Agreement”) pursuant to which AMIC granted the Company an option (the “Option”) to acquire 90% of a special purpose vehicle (the “SPV”), to which AMIC’s ownership in a titanium slag smelter facility (the “Slagger”) in The Jazan City for Primary and Downstream Industries in the Kingdom of Saudi Arabia (“KSA”), will be contributed together with $322 million of indebtedness currently held by AMIC (the “AMIC Debt”).  The execution of the Option Agreement occurred shortly after Tronox and AMIC entered into a Technical Services Agreement (the “Technical Services Agreement”) pursuant to which Tronox agreed to immediately commence providing technical assistance to AMIC to facilitate start-up of the Slagger.  National Industrialization Company (“Tasnee”) and The National Titanium Dioxide Company Limited (“Cristal”) each own 50% of AMIC.

The strategic intent of the Option Agreement and Technical Services Agreement is to enable Tronox to further optimize the vertical integration between its TiO2 pigment production and TiO2 feedstock production after the closing of Tronox’s merger with Cristal.  Discussions with Tasnee and Cristal regarding the Option Agreement and Technical Services Agreement were initiated in connection with the definitive agreement between Tronox and Cristal, announced on February 17, 2017, pursuant to which Tronox agreed to acquire the TiO2 business of Cristal for $1.673 billion of cash and 37.58 million Class A ordinary shares representing approximately 24 percent ownership in pro forma Tronox (“Cristal Transaction Agreement”).  The Option Agreement shall terminate upon the termination of the Cristal Transaction Agreement. Closing of Tronox’s acquisition of Cristal’s TiO2 business will occur when all regulatory approvals have been received.

Pursuant to the Option Agreement, subject to certain conditions, Tronox may exercise the Option at any time on or prior to May 9, 2023.  If the Slagger achieves certain production criteria related to sustained quality and tonnage of slag produced (and the other conditions referenced above are satisfied), AMIC may require the Company to acquire the Slagger (the “Put”).  The Slagger is not currently operational, but pursuant to the Technical Services Agreement, Tronox is providing AMIC with certain technical support to assist AMIC in the commissioning and ramp-up of the Slagger.  The Slagger is designed with a nameplate capacity of 500kt TiO2 slag and 220kt of pig iron.

In addition, pursuant to the Option Agreement and during its term, the Company agreed to lend AMIC and, upon the creation of the SPV, the SPV up to $125 million for capital expenditures and operational expenses intended to facilitate the start-up of the Slagger.  Such funds may be drawn down by AMIC and the SPV, as the case may be, on a quarterly basis as needed based on a budget reflecting the anticipated needs of the Slagger start-up.  The obligation to fund up to $125 million is contingent on Tronox’s continued reasonable belief that such amounts will be sufficient (in addition to any amounts supplied by AMIC) to bring the Slagger up to certain sustained production levels. If Tronox does not acquire the Slagger, the loans mature on the date that is eighteen months from the termination of the Option Agreement.

Prior to exercise of the Option or Put (i.e. during the period in which the Option is exercisable), Tronox and AMIC have agreed to supply one another, on commercial terms, ilmenite as a feedstock for the Slagger and titanium slag produced by the Slagger, respectively, to the extent available; provided, however, that neither ilmenite nor titanium slag are to be supplied until the Cristal Transaction Agreement closes.

If the Option or Put is exercised, the Company will acquire a 90% ownership interest in the SPV. The total consideration payable by the Company if the Option or Put is exercised consists of the effective assumption of the AMIC Debt through ownership in the SPV and the $125 million loan described above, as well as adjustments for working capital, cash and debt of the SPV as of closing. There will be a purchase price true-up eighteen months after the closing to account for each party’s appropriate assumption of the debt of the SPV based on the 90% and 10% ownership split.

If the Option or Put is exercised, the Company and AMIC have also agreed that they will enter into a shareholders agreement relating to the respective rights and obligations of AMIC and the Company (or its designee) as shareholders of the SPV.

Forward Looking Statements

The forward-looking statements involve risks that may affect the Company’s operations, markets, products, services, prices and other risk factors discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Significant risks and uncertainties may relate to, but are not limited to, failure to successfully complete and commission the Slagger facility or the failure of the Slagger facility to reach a commercially viable level of production capacity; the risk that construction costs exceed expectations; the risk that the Slagger facility suffers major mechanical malfunctions requiring substantial additional capital expenditures; the risk that the Slagger will be unable to supply titanium slag to the Company, including due to any restrictions imposed on the export of titanium slag by any governmental authority of the Kingdom of Saudi Arabia; the risk that the Company will not exercise the option to acquire 90 percent ownership of the SPV, including due to the failure of the Company’s announced acquisition of the TiO2 business of the National Titanium Dioxide Company to close or failure to satisfy other conditions to exercise the option under the Option Agreement; the risk that additional liabilities are uncovered in the course of our due diligence investigation of the Slagger facility during the pendency of the Option Agreement; the risk that required third party approvals to transfer to the SPV any other assets or liabilities related to the Slagger business are delayed, not obtained or obtained subject to conditions that are not anticipated; the risk of failure of AMIC or the SPV to repay the loan made by the Company to AMIC or the SPV of up to $125 million when due; the risk of legal, political instability or other regulatory changes in the Kingdom of Saudi Arabia; the risk of operating with a joint venture partner with minority approval rights; the potential for unanticipated deviations in purchase price or adjustments thereto due to the unknown amount of funding that may be required to commission the Slagger facility; failure to plan and manage the transactions contemplated by the Option Agreement effectively and efficiently; the risk that a regulatory approval that may be required for the transactions contemplated by the Option Agreement is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that expected synergies will not be realized or will not be realized within the expected time period; unanticipated increases in financing and other costs, including a rise in interest rates or the inability to obtain third-party financing for an asset located in the Kingdom of Saudi Arabia; reduced access to unrestricted cash; compliance with our bank facility covenants; operating efficiencies and other benefits expected from the transactions contemplated by the Option Agreement. Neither the Company’s investors and securityholders nor any other person should place undue reliance on these forward-looking statements. Unless otherwise required by applicable laws, the Company undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Jeffrey N. Neuman
Date: May 10, 2018	Name:	Jeffrey N. Neuman
	Title:	Senior Vice President, General Counsel and Secretary